As filed with the Securities and Exchange Commission on November 15, 2018

Registration No. 333-212503

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6411	73-1015226
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

(405) 235-4546

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael J. Foster, Esq.

Senior Vice President and General Counsel

LSB Industries, Inc.

3503 NW 63rd Street, Suite 500

Oklahoma City, Oklahoma 73116

(405) 235-4546

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Robert L. Kimball

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900

Dallas, Texas 75201-2975

(214) 220-7700

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 2 is being filed to deregister all of the unsold securities previously registered under this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

On July 13, 2016, LSB Industries, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-212503) (as amended, the “Registration Statement”), which was declared effective on October 27, 2016. The Registration Statement registered the resale by the selling stockholders named therein of 4,069,324 shares of the Company’s common stock, par value $0.10 per share, issued upon the exercise on May 19, 2016 of warrants to purchase our common stock, which warrants were issued to the selling stockholder in connection with a private placement completed on December 4, 2015.

In compliance with the Company’s undertaking in Part II, Item 17(a)(3) of the Registration Statement, the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all securities that have not been sold pursuant to the Registration Statement as of the date hereof. Accordingly, as of the effective date hereof, the Company hereby terminates the effectiveness of the Registration Statement and deregisters all securities that remain unsold by the selling stockholders thereunder as of such termination date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 15, 2018.

LSB INDUSTRIES, INC.

By:	/s/ Daniel D. Greenwell
Name:	Daniel D. Greenwell
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Capacity	Date

/s/ Daniel D. Greenwell Daniel D. Greenwell	President and Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	November 15, 2018

/s/ Mark T. Behrman Mark T. Behrman	Executive Vice President of Finance, Chief Financial Officer (Principal Financial Officer)	November 15, 2018

/s/ Harold L. Rieker, Jr. Harold L. Rieker, Jr.	Vice President and Corporate Controller (Principal Accounting Officer)	November 15, 2018

* Jonathan S. Bobb	Director	November 15, 2018

* Jack E. Golsen	Chairman Emeritus	November 15, 2018

* Mark R. Genender	Director	November 15, 2018

* Barry H. Golsen	Director	November 15, 2018

* Richard W. Roedel	Director	November 15, 2018

* Richard S. Sanders, Jr.	Director	November 15, 2018

* Lynn F. White	Director	November 15, 2018

* By:	/s/ Michael Foster	November 15, 2018

Michael Foster, as
Attorney-in-fact